Exhibit 99.1

EAGLE ROCK ENERGY G&P, LLC

AUDIT COMMITTEE CHARTER

Status

The Board of Directors (the “Board”) of Eagle Rock Energy G&P, LLC (“G&P”), which is the general partner of Eagle Rock Energy GP, L.P. (the “General Partner”), the general partner of Eagle Rock Energy Partners, L.P. (the “Partnership”), has established the Audit Committee (the “Committee”) as a standing committee of the Board. References herein to the “Company” include G&P, the General Partner and the Partnership and its consolidated subsidiaries.

Purpose

The Committee’s primary purpose is to represent and assist the Board in its oversight of: (1) the integrity of the Company’s financial statements and internal controls; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors.

Committee Membership

The Committee shall consist of three or more members of the Board, each of whom shall satisfy the independence and experience requirements of the Nasdaq Stock Market LLC (“Nasdaq”) or, if applicable, the other relevant stock listing exchanges (collectively, the “Exchanges”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) within the time periods specified by the Exchanges and the SEC. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and at least one member of the Committee shall be an “audit committee financial expert,” as defined by applicable SEC rules.

The members of the Committee shall be selected annually by the Board and shall serve at the pleasure of the Board. The Board shall designate the chairperson of the Committee (the “Chairperson”); however, if a Chairperson is not designated by the Board or present at a meeting, the Committee may designate a Chairperson by majority vote of the Committee members then in office.

Authority and Responsibilities

The Committee is delegated all the authority of the Board as may be required or advisable to fulfill the purposes of the Committee. As such, the Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to unitholder ratification), and shall have sole authority to approve all audit engagement letters, including fees and terms and all non-audit engagements with the independent auditor. The independent auditor shall report directly to the Committee. Any independent auditors selected by the Committee shall be a “registered public accounting firm” within the definition contained in Section 2 of the Sarbanes-Oxley Act of 2002, as required by law. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent counsel or other advisors engaged by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

In fulfilling their responsibilities, it is recognized that members of the Committee are not full-time employees of the Company. It is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing, legal, or accounting reviews or procedures. The Company’s management is responsible for preparing the Company’s financial statements for the Company and the independent auditors are responsible for auditing those financial statements.

Unless he or she believes to the contrary (in which case, he or she will advise the
Committee of such belief), each member of the Committee shall be entitled to assume and rely on (1) the integrity of those persons and organizations within and outside the Company that it receives information from; and (2) the accuracy of the financial, legal, safety, health and environment, and other information provided to the Committee by such persons or organizations.

Without limiting the generality of the preceding statements, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions:

Financial Reporting Oversight

Prior to the filing of the Company’s Annual Report on Form 10-K, review and discuss with management and the independent auditor the annual audited financial statements, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such report, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

Prior to the filing of the Company’s Quarterly Reports on Form 10-Q, review and discuss with management and the independent auditor the interim unaudited quarterly financial statements, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such reports, and the independent auditor’s review of the interim financial statements.

Prior to the release of quarterly and annual earnings, review and discuss with management and the independent auditor all earnings press releases.

Review and discuss with management and the independent auditor: (a) any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles; (b) any material issues as to the adequacy of the Company’s systems of internal control and any corrective actions or special procedures adopted in light of material control deficiencies; (c) the development, selection and disclosure of critical accounting estimates; and (d) analyses of the effect of alternative assumptions or estimates of, or application of generally accepted accounting principles in the United States (“GAAP”) on, the Company’s financial statements.

Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including (a) the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor or management; (b) the management letter provided by the independent auditor and the Company’s response to that letter; and (c) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Independent Auditor Oversight

Be directly responsible for the appointment, oversight and compensation and when necessary, termination of the independent auditor, including resolution of disagreements with management and the independent auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work.

Prior to the initial engagement of the independent auditor and at least annually thereafter, assess the independence of the independent auditor by requiring that the independent auditor submit to the Committee on a periodic basis a formal written statement pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), delineating all relationships between the independent auditor and the Company, and by actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact their objectivity and independence.

Review the experience and qualifications of the senior members of the independent auditor team.

Assure the regular rotation of the lead audit partner of the independent auditing firm as required by law or as determined by the Committee in its sole discretion, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm itself.

Set clear hiring policies for employees or former employees of the independent auditor.

At least annually, obtain and review a report by the independent auditor describing (a) the firm’s internal quality-control procedures; (b) any material issues raised within the preceding five years by the most recent internal-quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or other authority relating to any audit conducted by the firm; (c) any steps taken to deal with any such issues; and (d) registration of the independent auditor with PCAOB.

Meet with the independent auditor prior to the initiation of the annual audit to discuss (a) the planning and staffing of the audit; (b) the independent auditors’ process for identifying and responding to key audit and internal control risks; and (c) the scope and approach of the annual audit to assure completeness of coverage of key business controls and risk areas.

Instruct the independent auditors to report directly to the Committee any problems or difficulties incurred in connection with the audit, including any restrictions on the scope of activities or access to required information, or any disagreements with management and resolve any disagreements between management and the independent auditors regarding financial reporting that are brought to the attention of the Committee.

Review with the independent auditors at the completion of the annual audit: (a) the independent auditors’ audit of the financial statements and their report thereon; (b) any significant changes required in the independent auditors’ audit plan; (c) the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves; (d) the critical accounting policies used in the financial statements; (e) an analysis of the effect of alternative methods of applying GAAP on the Company’s financial statements; (f) material written communications between the independent auditor and the Company’s management; and (g) other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

Establish policies and procedures for the pre-approval, as appropriate, of all audit services and all permitted audit-related services, tax services and other non-audit services to be performed for the Company by the independent auditor, subject only to the de minimis exceptions for permitted non-audit services. The Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Committee at its scheduled meetings. Each of these services must receive specific preapproval by the Committee unless the Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

Internal Audit Oversight

Establish an internal audit program and review, at least annually, the scope, adequacy and effectiveness of the internal audit program, the activities, organizational structure and budget of the internal audit program, the procedures for implementing recommendations made by the Company’s internal auditor, which are accepted by the Committee, and to conduct an annual performance evaluation of the internal audit executive.

Compliance Oversight Responsibilities

Obtain from the independent auditor assurance that it has complied with the requirements applicable to it under Section 10A of the Securities Exchange Act of 1934, as amended.

Obtain reports from management and/or the independent auditor regarding whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

Review reports and disclosures of insider and affiliated party transactions.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

Discuss with management and the independent auditor any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company or the Committee regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company, regarding questionable accounting or auditing matters. Investigate at its discretion any complaint brought to its attention, which investigation may include reviewing the books, records and facilities of the Company and interviewing Company officers or employees

Periodically discuss separately with management and the independent auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

Responsibility for Independent Reserve Engineer and Annual Reserve Report

The Committee shall have sole authority to approve any engagement or termination by the Company of any independent reserve engineer, including approval of the fees and terms of engagement. However, in performing the work of the engagement, the independent reserve engineer shall report to management, and management shall provide direct oversight of the independent reserve engineer.  Any independent reserve engineer selected by the Committee shall be licensed as required by law. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent reserve engineer.

The Committee shall review and approve the annual reserve report prepared by the independent reserve engineer (which will appear in the Company’s Annual Report on Form 10-K) and shall be afforded an opportunity to ask questions of the independent reserve engineer and management prior to approval.

Other Responsibilities

Meet separately with management and the independent auditor (but not less than annually, in the case of management, and not less than quarterly, in the case of the independent auditor). The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

Prepare and publish a report in the Company’s proxy statement as required by the SEC’s rules and regulations.

Review and reassess the adequacy of this Charter at least annually, and make recommendations of any proposed changes to this Charter to the Board for its approval.

Submit this Charter to the Board for approval, and cause the Company to have the Charter published at least every three years in accordance with the rules of the SEC from time to time in effect.

Regularly update the Board about Committee activities.

Each year, the Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

Other Authority

Conduct any investigation with respect to the Company’s operations that is appropriate to fulfilling its responsibilities and have direct access to the independent auditor, internal auditor and independent reserve engineer as well as anyone in the Company.

Retain and determine funding for such independent legal, accounting and such other advisors as it deems necessary or appropriate to fulfill its responsibilities. The Committee is empowered, without further action of the Board, to cause the Company to pay the compensation of such advisors as the Committee shall so engage.

Delegate, as it deems appropriate from time to time under the circumstances, to its Chairperson or any of its members, or one or more subcommittees (including a subcommittee consisting of a single member), the responsibility for any particular matter.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with GAAP and applicable rules and regulations. These are the responsibilities of the Company’s management, or as applicable the Company’s independent auditor.

Meetings

The Committee shall meet at least four times annually and may meet more frequently as circumstances dictate; at least two of such quarterly meetings shall be in executive session (without management present). Meetings of the Committee may be in person, by conference call or by unanimous written consent, in accordance with the Company’s limited liability company agreement. Meetings of the Committee shall be held at such time and place, and upon such notice, as the Chairperson may from time to time determine. The Committee shall keep such records of its meetings as it deems appropriate.

The Chairperson shall develop the agenda for each meeting and in doing so may consult with management, the independent auditor and legal counsel.

A majority of the members of the Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, if the quorum consists of two members of the Committee, both members present) shall be required to take formal action of the Committee.

Members of the Committee may conduct informal inquiries without the necessity of formal meetings.

Except as specifically provided in this Charter, the provisions of the Company’s limited liability company agreement with respect to committees of the Board shall apply to the Committee.